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                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13D


         The  undersigned   hereby  agree  to  jointly  prepare  and  file  with
regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of News Communications, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.







                                          /s/ J. Morton Davis
Date:    February 22, 1999              ________________________
         New York, New York                J. Morton Davis




                                       D.H. BLAIR INVESTMENT BANKING CORP.


                                            /s/ David Nachamie
Date:    February 22, 1999              _____________________________
         New York, New York                David Nachamie
                                           Treasurer





Date:    February 22, 1999                   /s/ Rosalind Davidowitz
         New York, New York              ____________________________
                                          Rosalind Davidowitz